UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13449	94-2665054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10770 E. Briarwood Avenue
Centennial, CO	80112
(Address of principal executive offices)	(Zip Code)

(408) 944-4000

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	QMCO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

Securities Purchase Agreement

On June 1, 2026, Quantum Corporation (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company, in a private placement (the “Private Placement”), agreed to issue and sell to the Investors an aggregate of 10,615,712 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price of $9.42 per share, for aggregate gross proceeds to the Company of approximately $100.0 million. After deducting placement agent fees and other offering expenses payable by the Company, the Company expects net proceeds of approximately $94.7 million. The Private Placement is expected to close on or about June 4, 2026, subject to the satisfaction of customary closing conditions (the “Closing”).

Cantor Fitzgerald & Co. (“Cantor”) acted as lead placement agent and Lake Street Capital Markets, LLC acted as placement agent for the Company in connection with the Private Placement.

The Company intends to use the proceeds from the Private Placement to repay all of its existing term debt, with the remaining proceeds allocated for working capital and general corporate purposes.

Pursuant to the Purchase Agreement, until the date that is 90 calendar days following the effective date of the registration statement covering the resale of the Common Stock sold in the Private Placement, the Company has agreed that it will not, without the prior written consent of the Investors holding at least a majority in interest of the shares of Common Stock then held by the Investors, (i) other than in connection with an Exempt Issuance (as defined in the Purchase Agreement), issue, enter into any agreement to issue, or announce the issuance or proposed issuance of, any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), or (ii) file any registration statement or any amendment or supplement thereto, other than in furtherance of an Exempt Issuance or as contemplated by the PIPE Registration Rights Agreement (as defined below) and the Amendment to Registration Rights Agreement (as defined below).

In addition, the Company’s officers, directors and Dialectic Technology SPV LLC (“Dialectic”), the sole beneficial owner of the Company’s 10.00% PIK Senior Secured Convertible Notes due 2028 (the “Notes”), each executed a lock-up agreement (the “Lock-Up Agreement”), pursuant to which each such person agreed, without the prior written consent of Cantor, and subject to certain exceptions, not to (i) directly or indirectly, offer for sale, sell, pledge or otherwise dispose of any shares of Common Stock (including shares of Common Stock that may be deemed to be beneficially owned or hereafter acquired), or securities convertible into or exercisable or exchangeable for Common Stock; (ii) enter into any swap or other derivatives transaction that transfers any of the economic benefits or risks of ownership of shares of Common Stock; or (iii) publicly disclose the intention to do any of the foregoing, until the date that is 30 calendar days following the effective date of the registration statement covering the resale of the Common Stock sold in the Private Placement.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into Registration Rights Agreements with the Investors, dated as of June 1, 2026 (the “PIPE Registration Rights Agreement”), pursuant to which the Company has agreed to (i) prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Common Stock sold in the Private Placement within 45 days of the closing of the Private Placement, (ii) use commercially reasonable efforts to have such registration statement declared effective within the time period set forth in the PIPE Registration Rights Agreement, and to keep such registration statement effective until the date that all registrable securities covered by such registration statement (a) have been sold, thereunder or pursuant to Rule 144, or (b) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. The PIPE Registration Rights Agreement includes customary indemnification rights in connection with the registration statement.

The foregoing summary descriptions of forms of the Purchase Agreement and the PIPE Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Purchase Agreement and the PIPE Registration Rights Agreement, which are filed as Exhibits 10.1 and 4.1 hereto, respectively, and incorporated herein by reference.

Amendment to Term Loan Agreement

On June 1, 2026, the Company entered into a Sixteenth Amendment (the “Sixteenth Amendment”) to its Term Loan Credit and Security Agreement, dated as of August 5, 2021 (as amended, restated, supplemented or otherwise modified prior to the date of the Sixteenth Amendment, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by the Sixteenth Amendment, the “Credit Agreement”), with the other loan parties party thereto, the lenders party thereto and Alter Domus (US) LLC, as disbursing agent and collateral agent. Pursuant to the Sixteenth Amendment, among other things, the maturity date of the loans under the Credit Agreement was extended to September 2028 and a portion of the proceeds of future equity issuances by the Company are allowed to be retained by the Company rather than 100% of the net proceeds having to be used to mandatorily prepay loans under the Credit Agreement. In addition, the Sixteenth Amendment clarifies that, following the conversion or exchange of the Notes (as described below), the liens securing the Notes, and the intercreditor agreement governing the priority of those liens vis-a-vis the liens securing the obligations of the Company under the Existing Credit Agreement, will terminate, and all of the outstanding obligations under the Credit Agreement will continue to be secured by the assets of the Company on a first priority basis.

The foregoing description of the Sixteenth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixteenth Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Conversion Agreement

In order to facilitate the Private Placement and the Sixteenth Amendment, Dialectic, as the sole beneficial owner of the Notes issued under the Indenture dated December 18, 2025 (the “Indenture”), agreed to voluntarily convert the Notes into Common Stock. Pursuant to a Conversion Agreement dated June 1, 2026 (the “Conversion Agreement”), by and among the Company, Dialectic and, solely with respect to Sections 7.1 and 7.3 and Articles III and X thereof, U.S. Bank Trust Company, National Association, as the trustee and Notes Collateral Agent under the Indenture, Dialectic will convert the entire principal amount of the Notes, together with all accrued and unpaid interest thereon, which is approximately $57,242,000, at the Closing, subject to certain conditions set forth in the Conversion Agreement (the “Conversion”). At the Closing, the Notes will be canceled in accordance with the Indenture, and the Indenture will be subject to satisfaction and discharge in accordance with the Indenture.

As consideration for Dialectic’s agreement to voluntarily convert the Notes to facilitate the Private Placement and the Sixteenth Amendment, the Company agreed to, at the Closing, (i) amend the Indenture to waive certain notice and settlement requirements otherwise applicable to a voluntary exchange under the Indenture; (ii) issue to Dialectic approximately 3.1 million additional shares of the Company’s Common Stock in connection with the Conversion (the “Share Consideration”), which represents the quotient of (A) approximately $13.0 million, the present value of nominal PIK interest that would accrue on the Notes from the Closing to the maturity date thereof, assuming the Notes had remained outstanding until the end of the stated term, discounted at a rate of 11%, plus (B) approximately $3.0 million, the Term Loan Deferred Cash Interest Amount (as defined in the Credit Agreement) owed to Dialectic, divided by $5.1940, the current conversion price of the Notes; and (iii) issue to Dialectic the Conversion Warrant (as defined below).

The foregoing description of the Conversion Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Conversion Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant

On June 1, 2026, as additional consideration for the Conversion, the Company issued to Dialectic a warrant (the “Conversion Warrant”) to purchase up to 105,911 shares of Common Stock at an exercise price of $5.1940 per share (the “Conversion Warrant Exercise Price”) (equal to the conversion price of the Notes in effect following the reset period ending March 31, 2026), at any time until the fifth anniversary of the issuance of the Conversion Warrant. The exercise price and the number of shares underlying the Conversion Warrant are subject to adjustment in the event of specified events, including dilutive issuances at a price lower than the exercise price of the Conversion Warrant, a subdivision or combination of the Common Stock, a reclassification of the Common Stock or specified dividend payments, subject to certain limitations as set forth in the Conversion Warrant. Upon exercise, the aggregate exercise price may be paid, at Dialectic’s election, in cash or on a net issuance basis, based upon the then current market price of the Common Stock at the time of exercise. The Conversion Warrant includes certain antidilution protections in favor of Dialectic, subject to certain limitations, including limitations that restrict Dialectic from beneficially owning more than 19.99% of the Company’s outstanding Common Stock and certain exclusions. Additionally, Dialectic may require the Company to repurchase the unexercised portion of the Conversion Warrant for an amount equal to $844,255, proportionately adjusted for the portion of the Conversion Warrant subject to repurchase, after the fourth anniversary of the issuance of the Conversion Warrant, or, prior to the fourth anniversary, upon a change of control of the Company or immediately prior to the occurrence of a voluntary dissolution, liquidation or winding up of the affairs of the Company.

In connection with the Conversion Warrant, on June 1, 2026, the Company and Dialectic entered into a First Amendment (“Amendment to Registration Rights Agreement”) to the Registration Rights Agreement dated as of September 23, 2025 (the “Warrant Registration Rights Agreement”), pursuant to which, among other things, the Warrant Registration Rights Agreement was amended to provide Dialectic with certain registration rights with respect to the shares of Common Stock issuable upon any exercise of the Conversion Warrant, as well as a First Amendment (“Amended Warrant”) to the Warrant to Purchase Common Stock dated September 23, 2025 issued to Dialectic (the “Forbearance Warrant”), pursuant to which, among other things, the Forbearance Warrant was amended to update its terms to be consistent with the Conversion Warrant.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Conversion Warrant, Amendment to Registration Rights Agreement and Amended Warrant, copies of which are filed as Exhibits 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Right of First Refusal Agreement

On June 1, 2026, the Company entered into a Right of First Refusal Agreement (the “ROFR Agreement”) with Dialectic and certain investors in the Private Placement (together, the “Stockholders”), pursuant to which the Company granted a right of first refusal to purchase 25% of all equity securities to each Stockholder that the Company may issue or sell for a period of the earlier of six (6) months following the date of the ROFR Agreement and completion of the Company’s next equity financing transaction, subject to certain exceptions as described in the ROFR Agreement.

The foregoing description of the ROFR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of ROFR Agreement, a copy of which is filed as Exhibit 4.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationship between the Company and Dialectic

As previously disclosed, John Fichthorn, a member of the Company’s board of directors (the “Board”), is the Managing Partner of Dialectic Capital Management, an investment advisor to Dialectic.

Because of the relationships among the Company, Dialectic and Mr. Fichthorn, the transactions described herein (the “Transactions”), other than the Private Placement and transactions contemplated thereunder (including the Purchase Agreement and PIPE Registration Rights Agreement) which were reviewed and approved by the full Board, were reviewed and approved by a special committee (the “Special Committee”) of the Board comprised solely of independent and disinterested directors. On May 31, 2026, the Special Committee approved and declared advisable the Transactions and determined that the terms of the Transactions are fair to, and in the best interests of, the Company and its stockholders.

On May 31, 2026, the Audit Committee of the Board, in its capacity of reviewing related party transactions to which the Company proposes to become a party, reviewed and approved the Transactions and recommended that the Board approve the Transactions, after consideration of the following factors, among others: (i) whether the terms of the transaction are fair to the Company and on arms-length terms that would apply if the transaction did not involve a related party; and (ii) whether there are business reasons for the Company to enter into the related party transaction.

On May 31, 2026, the Board, with Mr. Fichthorn abstaining from discussion and from voting on the matter, approved and declared advisable the Transactions and determined that the terms of the Transactions are fair to, and in the best interests of, the Company and its stockholders.

On June 1, 2026, the final terms of the Private Placement, including the aggregate amount of shares to be sold and the applicable purchase price per share, were authorized and approved by a pricing committee of the Board.

Item 2.02	Results of Financial Operations and Financial Condition.

On June 2, 2026, the Company provided preliminary financial results for its fiscal fourth quarter ended March 31, 2026. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K, including the preliminary financial results for the fiscal fourth quarter ended March 31, 2026 contained in Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Private Placement, the Share Consideration, and the Conversion Warrant are incorporated herein by reference. The Common Stock sold in the Private Placement, the Common Stock to be issued as the Share Consideration and the issuance of the Conversion Warrant and any shares of Common Stock issuable thereunder, are exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. With respect to the Common Stock sold in the Private Placement, the Company will rely on this exemption from registration based in part on representations made by the Investors. The Common Stock sold, or issued pursuant to, the Private Placement, the Share Consideration, the Conversion Warrant and any shares of Common Stock issuable thereunder is not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission, or an applicable exemption from the registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Item 8.01	Other Events.

On June 2, 2026, the Company issued a press release announcing the parties’ entry into the transactions described above. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of management of the Company and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” “outlook,” and similar references to the future. Any statement that is not a historical fact, including statements regarding: the anticipated closing of the transactions, including expectation regarding issuance of shares of Common Stock in the Private Placement and the Share Consideration and the Conversion Warrant, conversion of the Notes and repayment of debt; expected benefits of the transactions; the expected amount of, and anticipated use of, the proceeds from the Private Placement; and expectations with respect to filing of the resale registration statement covering the shares of Common Stock sold in the Private Placement, the Share Consideration and the Common Stock underlying the Conversion Warrant. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside the Company’s control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the estimates and assumptions related to the Private Placement, the Sixteenth Amendment, and the Conversion, including anticipated benefits thereof; the risk that the conditions to the closing of the proposed transactions are not satisfied; the ability of each party to consummate the proposed transactions on a timely basis, or at all, or the failure of any of the proposed transactions to close for any reason; and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended March 31, 2025, and subsequent reports filed with the SEC. All forward-looking statements are based on information available to the Company as of the date of this Current Report on Form 8-K and the Company undertakes no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Form of Registration Rights Agreement dated June 1, 2026, by and among the Company and the Investors party thereto.

4.2	Warrant to Purchase Common Stock dated June 1, 2026, issued to Dialectic Technology SPV LLC.

4.3	First Amendment to the Registration Rights Agreement dated June 1, 2026, by and between the Company and Dialectic Technology SPV LLC, to the Registration Rights Agreement dated September 23, 2025.

4.4	First Amendment to Warrant to Purchase Common Stock dated June 1, 2026, by and between the Company and Dialectic Technology SPV LLC, to the Warrant issued to Dialectic Technology SPV LLC on September 23, 2025.

4.5	Form of Right of First Refusal Agreement dated June 1, 2026, by and among the Company, Dialectic Technology SPV LLC and certain stockholders party thereto.

10.1	Form of Securities Purchase Agreement dated June 1, 2026, by and among the Company and the Investors party thereto.

10.2*	Sixteenth Amendment to Term Loan Credit and Security Agreement dated June 1, 2026, by and among the Company, Quantum LTO Holdings, LLC, the borrowers and guarantors party thereto, the lenders party thereto, and Alter Domus (US) LLC, as disbursing agent and collateral agent.

10.3*	Conversion Agreement dated June 1, 2026, by and among the Company, Dialectic Technology SPV LLC and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent (solely with respect to Sections 7.1 and 7.3 and Articles III and X thereof).

99.1	Press Release dated June 2, 2026 (preliminary financial results).

99.2	Press Release dated June 2, 2026 (transactions).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules (or similar attachments) to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

Date: June 2, 2026	By:	/s/ Hugues Meyrath
	Name:	Hugues Meyrath
	Title:	Chief Executive Officer